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                                  EXHIBIT 10.7



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April 7, 2000

Little Switzerland, Inc.
161-B Crown Bay
P.O. Box 930
St. Thomas, U.S. Virgin Islands 00804


Att:     Robert L. Baumgardner, President

         Re:      PROPOSED STANDSTILL THROUGH AUGUST 1, 2000

Dear Mr. Baumgardner:

      Thank you for your letter on behalf of Little Switzerland, Inc. (the "Company") to The Chase Manhattan Bank dated March 5, 2000. The Chase Manhattan Bank and the Bank of Nova Scotia (the "Lenders") are pleased to see the Company's current efforts to address its financing requirements and welcome the opportunity to review the Company's plans and progress toward achieving its business plan and obtaining alternative financing from a credible lender. The Company has represented in our recent discussions that it feels it is necessary to obtain a fully underwritten commitment for financing by April 15, 2000 and is diligently working toward meeting this deadline. Based on these representations, the Lenders generally are amenable to the terms outlined in your March 5 letter and will agree to standstill until August 1, 2000 (the "Standstill Period"), subject to the following terms and conditions:

      1. Upon receipt of this letter, please provide a copy of the letter from Investment Bank ("Investment Bank") dated February 15, 2000, which has been signed and accepted by the Company by February 15, 2000 as required therein.

      2. On or before April 14, 2000, the Company shall execute (or cause one or more of its subsidiaries, as appropriate, to execute) in recordable form the mortgages over the leasehold real estate in St. Thomas and the fee simple real property in St. Maarten owned by the Company or such subsidiary(ies) substantially in the form previously provided to the Company and its counsel for review. Please note that our Virgin Islands counsel has advised us that a recorded mortgage can be assigned and modified of record for nominal additional recording fees, unless the amount of the mortgage increases in which case the fee is based the amount of such increase. Similarly, our St. Maarten counsel has advised that the St. Maarten mortgage may



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            be assigned to a new lender relatively inexpensively. Therefore,
            Investment Bank or another lender may obtain and modify the St. Thomas and St. Maarten mortgages without causing substantial additional mortgage recording fees.

      3. The Lenders agree that the Company may obtain a bridge loan from Investment Bank in an amount not exceeding $2,000,000 (the "Investment Bank Loan") for purposes of working capital needed for the period prior to the closing of the credit facility (as defined below), which bridge loan may be secured by a mortgage over the St. Maarten real property superior to the Lenders. Such superior mortgage in favor of Investment Bank shall be accomplished in a manner satisfactory to Investment Bank, the Lenders, and their respective St. Maarten counsel. Upon payment in full of the Investment Bank Loan, the mortgage in favor of Investment Bank shall be assigned to the Lenders.

      4. The Company will provide a binding commitment letter, accepted by the Company, from Investment Bank or another lender on or before April 30, 2000, which commitment letter shall provide for the extension to the Company of fully underwritten credit facilities to close on or before August 1, 2000 pursuant to commercially reasonable terms and conditions, including the payoff of the Company's outstanding indebtedness to the Lenders (the "Credit Facility").

      5. In connection with the sale of the Barbados inventory and other assets the Company will provide to and obtain from the Government of Barbados all documentation necessary to cause the discharge of the letters of credit from The Bank of Nova Scotia. As you may be aware, even if the Barbados store is sold or closed, the obligations of the Bank of Nova Scotia under the Barbados letters of credit remain outstanding until officially released by the applicable government authority. The Bank of Nova Scotia has the right to request the Government of Barbados to cancel the Barbados letters of credit upon the sale or closure of the Barbados store or upon the occurrence of a Termination Event as described in Paragraph 11 of this letter. All proceeds of the sale of the Barbados inventory, store and other assets shall be applied to repay the Bridge Loan, with the remainder, if any, to be used for working capital.

      6. The Lenders agree to the reduced minimum inventory collateral position of two times the amount of the Company's funded indebtedness to the Lenders set forth in your March 5 letter provided that such inventory is located in the jurisdictions in which the Lenders have a perfected security interest, currently, the U.S. Virgin Islands, Alaska, St. Maarten, Aruba and Curacao.

      7. The Security Agreement dated May 7, 1999 (the "Security Agreement") and all security instruments and other documents executed and/filed under the laws of any foreign jurisdiction to evidence and/or perfect the Lenders' security interest granted under the Security agreement shall continue in full force and effect.



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      8.    The Company shall cause its subsidiaries, upon full review of local counsel and in no event later than April 30, 2000, to promptly execute and deliver any security instrument or other document in commercially reasonable form as is provided by the Lenders or their counsel and as is necessary to evidence and/or perfect the Lenders' security interest in inventory located in any foreign jurisdiction in which the lien of the Lenders is not currently perfected.

      9. The Company shall provide to the Lenders on a weekly basis a schedule of inventory by store location. The Company shall further provide to the Lenders on a monthly basis no later than the last day of the following month copies of its consolidated and consolidating reports of operations, including balance sheets, profit and loss statements and a narrative review of the monthly operations for the prior month. Preliminary year-end financial statements shall be provided on or before June 30, 2000.

      10. During the Standstill Period, the Company shall have no obligation to make payments to the Lenders, other than (a) a regularly scheduled interest payments; (b) the payment of one-quarter of net cash proceeds of transactions as set forth in your March 5 letter, except that the transaction period shall cover not only the Company's fourth quarter but also so much of the first quarter of the following fiscal year that is part of the Standstill Period; and
            (c) payment of all reasonable costs and expenses of the Lenders incurred in connection with this letter agreement, the Mortgages, the Security Agreement and any collateral documentation filed in or executed pursuant to the laws of any jurisdiction in which the collateral pledged to the Lenders under the Security Agreement is located.

      11. Notwithstanding the foregoing, the Standstill Period shall terminate prior to August 1, 2000, in the even of an earlier Termination Event. Each of the following shall constitute a Termination Event:

            a. The Company shall fail to make any regularly scheduled interest payment when due (subject to any applicable notice and cure periods in the loan documents evidencing and governing the indebtedness of the Company and its subsidiaries to the Lenders), time being of the essence with respect to any and all of such payments.

            b. The Company or any subsidiary otherwise shall fail to comply with any term of this letter agreement, the Mortgages or the Security Agreement (subject to any applicable notice and cure periods therein).

            c. The rendition by any court of a final judgment against the Company or any subsidiary in a stated amount in excess of $250,000.00 (or more than one such judgment shall be entered against any one or more of them in an aggregate stated amount in excess of $250,000.00); or the attachment of any property of the Company or any subsidiary not bonded or insured against or remedied within sixty (60) days.


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            d.    The filing of a tax lien against the Company or any subsidiary by the Internal Revenue Service or the taxing authority having authority over the jurisdiction in which any such entity is located no remedied within thirty (30) days.

            e. The commencement of any action or proceeding against any one or both of the Lenders by the Company or any subsidiary or other entity affiliated with, controlled by or under common control with the Company.

            f. The commencement of any bankruptcy or insolvency proceeding by or against the Company or any subsidiary.

At any time five (5) days after either of the Lenders shall have made written demand on the Company following the occurrence of a Termination Event described in subparagraphs a, b, c or d above, and immediately upon the occurrence of a Termination Event described in subparagraphs e or f above, each Lender may, at its option, acting alone or together with the other Lender; (i) terminate the Standstill Period described above; (ii) declare all amounts outstanding to be due and payable forthwith, whereupon the same shall be immediately due and payable forthwith, whereupon the same shall be immediately due and payable; and
(iii) take any other action which the Lenders or either of them deems necessary or appropriate to collect the outstanding obligations and to enforce the rights and remedies under the loan documents evidencing and governing the indebtedness of the Company and its subsidiaries to the Lenders, the Security Agreement, any document executed or filed in connection with or pursuant to the Security Agreement, and under applicable law.

      If the Company and its subsidiaries are in agreement with the foregoing, please sign as indicated below and return a signed original of this letter to the Lenders.

                                 THE CHASE MANHATTAN BANK

                                 By:      /s/ Roger Odell
                                          -------------------------------
                                          Roger Odell, Managing Director


                                 THE BANK OF NOVA SCOTIA

                                 By:      /s/ Robert Edwards
                                          -------------------------------
                                          Sr. Commercial Banking Manager


The foregoing is acknowledged and agreed to by:

LITTLE SWITZERLAND, INC., a Delaware corporation

By:      /s/ Robert L. Baumgardner
         -------------------------------------------------------------
         Robert L. Baumgardner, President

L.S. WHOLESALE, INC., a Massachusetts corporation


By:      /s/ Robert L. Baumgardner
         -------------------------------------------------------------
         Robert L. Baumgardner, President



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L.S. HOLDING, INC., a U.S. Virgin Islands corporation


By:      /s/ Robert L. Baumgardner
         ------------------------------------------------------------
         Robert L. Baumgardner, President

WORLD GIFT IMPORTS (BARBADOS) LIMITED, a Barbados company


By:      /s/ P.J. Hopper
         ----------------------------------------------------------------------
         Patrick J. Hopper, Director

WORLD GIFT IMPORTS, N.V., a St. Maarten Netherlands Antilles limited liability company


By:      /s/ P.J. Hopper
         ----------------------------------------------------------------------
         Patrick J. Hopper, Director

S.A.R.L. MONTRES ET BIJOUX, a St. Martin company

By:      /s/ P.J. Hopper
         ----------------------------------------------------------------------

LITTLE SWITZERLAND, N.V., an Aruba limited liability company

By:      L.S. HOLDING (ARUBA), N.V., Managing Director

By:      /s/ Robert L. Baumgardner
         ----------------------------------------------------------------------
         Robert Lee Baumgardner, President of the Managing Board

L.S. HOLDING (ARUBA) N.V., an Aruba limited liability company


By:      /s/ Robert L. Baumgardner
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         Robert Lee Baumgardner, President of the Managing Board

L.S. HOLDING CURACAO, N.V., a Curacao limited liability company


By:      /s/ Robert L. Baumgardner
         ----------------------------------------------------------------------
         Robert L. Baumgardner, President and Managing Director

LITTLE SWITZERLAND (ST. LUCIA) LIMITED, a St. Lucia company


By:
         ----------------------------------------------------------------------


L.S. HOLDING (U.S.A.), INC., an Alaska corporation

By:      /s/ Robert L. Baumgardner
         ----------------------------------------------------------------------
         Robert L. Baumgardner, President